UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2010

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA		19103-7583
(Address of principal executive offices)		(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 2, 2010, Sunoco, Inc. (the “Company”) announced that it reached an agreement to sell its 170,000 barrel-per-day crude oil refinery in Toledo, Ohio, to Toledo Refining Company LLC, a wholly owned subsidiary of PBF Holding Company LLC, for approximately $400 million (consisting of $200 million in cash and a $200 million two-year promissory note). The purchase agreement also includes a participation payment to the Company, of up to $125 million based on the future profitability of the refinery. In addition to the refining assets, the sale also includes the crude oil and refined product inventory attributable to the refinery which will be valued at market prices at closing. Assuming current market prices, the Company expects to realize approximately $200 million in cash proceeds on a pre-tax basis, net of related payables, from the sale of this inventory.

The transaction is subject to regulatory approval and customary closing conditions, and is expected to close early in the first quarter of 2011. The Company expects to incur pretax charges, the majority of which are non-cash, of approximately $500-$550 million related to the sale primarily in the fourth quarter of 2010. The Company currently is evaluating other cash exit costs associated with this transaction, including severance costs and contract termination fees. However, the Company does not expect any such charges or future cash expenditures to be material.

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the Company’s related press release dated December 2, 2010, which is incorporated by reference herein.

Item 2.06	Material Impairments

As discussed above, under Item 2.05 of this report, the Company expects to incur pre-tax charges of approximately $500-$550 million, primarily in the fourth quarter of 2010 related to the sale of its Toledo, Ohio, refinery. The Company currently is evaluating other cash exit costs associated with this transaction, including severance costs and contract termination fees. However, the Company does not expect any such charges or future cash expenditures to be material.

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the Company’s related press release dated December 2, 2010, which is incorporated by reference herein.

Item 8.01.	Other Events.

On December 2, 2010, the Company also announced that the timeframe for the previously disclosed separation of its SunCoke Energy business (which the Company had anticipated would occur during the first half of 2011) may be extended, pending resolution of certain previously disclosed outstanding litigation with affiliates of ArcelorMittal, concerning contract pricing for metallurgical coke. SunCoke Energy and ArcelorMittal have been in discussions regarding a resolution of this matter. A trial has been set for May 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1 - Sunoco, Inc. Press Release, dated December 2, 2010.

Safe Harbor Statement

Statements contained in this report, or the exhibits to this report, that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC.
(Registrant)

Date: December 6, 2010

/s/ Joseph P. Krott
Joseph P. Krott
Comptroller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Sunoco, Inc. Press Release, dated December 2, 2010.